Exhibit 10.27

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered as of the 6th day of November, 2003 by and between Highland Hospitality Corporation, a Maryland corporation (the “REIT”) and Libra Fund LP, a Delaware limited partnership (“Investor”).

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

WHEREAS, the REIT proposes to undertake an underwritten initial public offering (the “Offering”) of shares of its common stock, par value $0.01 per share (“Shares”) pursuant to a registration statement on Form S-11 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, Investor desires to purchase Shares directly from the REIT in a private transaction as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Investor hereby agrees to purchase 830,000 Shares directly from the REIT on the terms set forth herein. The purchase price per share for the Shares purchased by Investor shall be the initial public offering price set forth in the final prospectus for the Offering (the “Prospectus”), less an amount equal to the underwriting discount.

2. Investor understands and agrees that Investor’s purchase of the Shares hereunder is being made pursuant to a private placement exempt from the registration requirements of the Securities Act and the Shares may not be sold, transferred or conveyed by Investor except in compliance with applicable securities laws.

3. The purchase of the Shares by Investor shall be by means of a cash payment (wire transfer or other means acceptable to the REIT) and shall close at the time of closing of the Offering.

4. Investor hereby agrees that Investor’s purchase of the Shares may be described in the Registration Statement and the Prospectus.

5. Investor hereby represents and warrants to the REIT that:

a. Investor is, and at the time of closing of the purchase of the Shares by Investor will be, a “Qualified Institutional Buyer” as that term is defined in Rule 144A under the Securities Act; and

b. Investor has received all information Investor deems relevant or necessary with respect to Investor’s purchase of the Shares.

6. This Agreement shall terminate if the closing of the Offering shall not have occurred on or before March 15, 2004.

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 6th day of November, 2003.

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ James L. Francis

Name:	James L. Francis
Title:	President and Chief Executive Officer

LIBRA FUND LP
By: Libra Associates Ltd

By:	/s/ Ranjan Tandon

Name:	Ranjan Tandon
Title:	Managing Member